Exhibit 10.3

EIGHTH AMENDMENT TO

CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated to be effective as of March 26, 2013 (the “Amendment Effective Date”), is entered into by and among BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company (the “Borrower”), the Guarantors party hereto (the “Guarantors”), CAPITAL ONE, N.A., as Administrative Agent for the Lenders (“Administrative Agent”) and the Lenders signatory hereto (the “Lenders”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated December 24, 2010 (as amended by that First Amendment dated May 31, 2011, that Waiver and Second Amendment dated June 30, 2011, that Limited Waiver and Third Amendment dated November 8, 2012, that Fourth Amendment to Credit Agreement dated December 21, 2012, that Sixth Amendment to Credit Agreement dated January 31, 2013 and that Limited Waiver and Seventh Amendment to Credit Agreement dated February 22, 2013 and as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that it is negotiating to sell certain oil and gas properties to Renaissance Offshore, LLC (“Renaissance”) and has entered into a purchase and sale agreement with respect thereto dated as of March 1, 2013 (“Renaissance PSA”);

WHEREAS, the Borrower has requested that the Administrative Agent and Lenders (i) consent to the sale to Renaissance pursuant to the terms set forth in the Renaissance PSA (the “Renaissance Sale”) and (ii) amend certain other provisions as set forth herein; and

WHEREAS, the Lenders and the Administrative Agent have agreed to consent to the Renaissance Sale and provide such amendments as reflected in this Amendment, subject to the terms and conditions herein, and provided that the Borrower and the Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and the Loan Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Limited Consent. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders signatory hereto hereby consent to the Renaissance Sale, provided such sale is in accordance with the terms of the Renaissance PSA.

3. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The term “Applicable Margin” as defined in Section 1.02 of the Credit Agreement is hereby amended to add the following to the end of said definition:

“Notwithstanding the foregoing, if at any time the aggregate Credit Exposure of all Lenders exceed $15,000,000, the Applicable Margin with respect to each ABR Loan or Eurodollar Loan outstanding and all other amounts due hereunder shall be increased by 1.00% and this increase in the Applicable Margin shall remain in effect until such time as the aggregate Credit Exposure of all Lenders is less than $15,000,000. The Applicable Margin shall revert to the previous Applicable Margin when the aggregate Credit Exposure of all Lenders is less than $15,000,000.”

(b) Notwithstanding anything contained in Section 2.07 or Section 3.04 of the Credit Agreement to the contrary, upon the closing of the Renaissance Sale, (i) the Borrower shall pay to the Administrative Agent for the benefit of the Lenders $36,000,000 from the proceeds of the Renaissance Sale (the “Sale Proceeds”) which shall be applied to the outstanding Borrowings per the terms of the Credit Agreement, (ii) the Borrowing Base shall be reduced to $25,000,000 and (iii) the Borrower shall, immediately and without notice, prepay all Borrowings in excess of the $25,000,000 Borrowing Base. Upon Administrative Agent’s receipt of the Sale Proceeds, Administrative Agent, on behalf of the Lenders, shall deliver to Borrower a partial release of lien releasing the Lien on the properties included in the Renaissance Sale. Further, as a result of the Renaissance Sale, bonds posted by or on behalf of the Borrower with the Bureau of Ocean Management, Regulation and Enforcement (“BOMRE”) for plugging and abandonment obligations (the “BOMRE Bonds”) related to the oil and gas properties being sold to Renaissance will be released and/or terminated. Upon the release and/or termination of the BOMRE Bonds, (i) the Borrower shall pay to the Administrative Agent for the benefit of the Lenders $10,000,000 which shall be applied to the outstanding Borrowings per the terms of the Credit Agreement, (ii) the Borrowing Base shall be further reduced to $15,000,000 and (iii) notwithstanding the provisions of Section 3.04 of the Credit Agreement, the Borrower shall, immediately and without notice, prepay all Borrowings in excess of the $15,000,000 Borrowing Base.

(c) The Borrowing Base, as reduced in clause (b) above, shall remain in effect until May 31, 2013. The Scheduled Redetermination set for April 1, 2013 shall be extended to May 31, 2013 at which time the Borrowing Base shall be redetermined utilizing the procedures set forth in Section 2.07 of the Credit Agreement.

(d) Section 9.04 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Section 9.04 Restricted Payments. The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders.

4. Reservation of Rights. Nothing contained in this Amendment is intended to limit, nor shall it be deemed to limit or in any way affect, any of the Administrative Agent’s or Lenders’ claims, rights or remedies under the Credit Agreement or any of the other Loan Documents, and nothing in this Amendment shall in any way modify, change, impair, affect, diminish, or release any liability of Borrower and/or any Guarantor under or pursuant to the Credit Agreement or any of the other Loan Documents or entitle Borrower and/or any Guarantor to any other or further notice or demand whatsoever. Nothing contained herein, nor any failure by the Administrative Agent or any Lender to exercise any of its rights or remedies under the Credit Agreement or any of the other Loan Documents, shall be deemed to constitute, nor is it intended to constitute, any waiver whatsoever of any: (a) Default or Event of Default that may exist under the Credit Agreement or under any other Loan Document; (b) term, provision, condition, covenant or agreement contained in the Credit Agreement or in any of the other Loan Documents; or (c) rights or remedies of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, at law or in equity or otherwise, or prejudice or preclude any other or further exercise of any such right or remedy by the Administrative Agent or the Lenders, all of which are hereby reserved.

5. Ratification. The Borrower and Guarantors hereby ratify all of their respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents, nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

6. Representations and Warranties.

(a) The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (i) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (ii) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, (iv) no Default or Event of Default exists under the Credit Agreement or under any Loan Document and (v) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and Guarantors.

(b) The Borrower hereby (i) represents and warrants to the Administrative Agent and the Lenders that the execution of this Amendment does not violate the terms of (A) the Indenture, (B) the Second Lien Intercreditor Agreement, (C) the W & T Intercreditor Agreement or (D) the BP Intercreditor Agreement (collectively, the “Intercreditor Agreements”) and (ii) covenants, represents and warrants that no consent is required under any Intercreditor Agreement for the Borrower, Administrative Agent or the Lenders to execute this Amendment.

7. Conditions to Effectiveness. This Amendment shall be effective on the Amendment Effective Date only if the following are satisfied on or before such Amendment Effective Date:

(a) the receipt by the Administrative Agent of this Amendment fully executed by all parties hereto;

(b) the payment to the Administrative Agent of all fees that are due, including all expenses of Administrative Agent and the Lenders in connection with this Amendment and any billed fees and disbursements of Andrews Kurth LLP, in connection with this Amendment; and

(c) the receipt by the Administrative Agent of such other documents as the Administrative Agent or its special counsel may reasonably request.

8. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

9. Governing Law. This Amendment and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of Texas and of the United States.

10. Continuing Effect of the Credit Agreement. This Amendment shall not constitute a waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrowers or Guarantors that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. Except as expressly modified hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect.

11. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment. References in this Amendment to an article or section number are to such articles or sections of this Amendment unless otherwise specified.

12. Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

13. Release by Borrower and Guarantors. The Borrower and each Guarantor does hereby release and forever discharge the Administrative Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (a) arising directly or indirectly out of the Credit Agreement, Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (b) relating directly or indirectly to all transactions by and between the Borrower or Guarantors or their representatives and the Administrative Agent and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives and, in either case, whether or not caused by the sole or partial negligence of any indemnified party. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, calling of the Credit Agreement into default, exercise of remedies and all similar items and claims, which may, or could be, asserted by any of the Borrower or Guarantors.

14. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company

By:	/s/ John Hoffman
Name:	John Hoffman
Title:	President & CEO

GUARANTORS:

BLACK ELK ENERGY FINANCE CORP., a Texas corporation

By:	/s/ John Hoffman
Name:	John Hoffman
Title:	President

BLACK ELK ENERGY LAND OPERATIONS, LLC, a Texas limited liability company

By:	/s/ John Hoffman
Name:	John Hoffman
Title:	President

ADMINISTRATIVE AGENT AND LENDER:

CAPITAL ONE, N.A.

By:	/s/ Matthew L. Molero
Name:	Matthew L. Molero
Title:	Vice President

LENDER:

IBERIA BANK

By:	/s/ Cameron D. Jones
Name:	Cameron D. Jones
Title:	Vice President

LENDER:

CADENCE BANK, N.A.

By:	/s/ Eric Broussard
Name:	Eric Broussard
Title:	Senior Vice President